RAIT Financial Trust Announces First Quarter 2010 Financial Results

PHILADELPHIA, PA — April 29, 2010 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced results for the first quarter ended March 31, 2010. RAIT reported net income allocable to common shares for the three-month period ended March 31, 2010 of $31.2 million, or $0.41 total earnings per share — diluted based on 75.5 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended March 31, 2009 of $144.2 million, or total loss per share – diluted of $2.22 based on 64.9 million weighted-average shares outstanding – diluted.

Scott Schaeffer, RAIT’s Chief Executive Officer and President, commented “We are pleased to announce our second consecutive quarter of positive earnings. We continue to transform and simplify RAIT’s business while we focus on commercial real estate lending, our core business.”

RAIT also reported the following:

-
Debt Reduction. RAIT’s debt to equity ratio improved to 2.8 times at
March 31, 2010 as compared to 3.0 times at December 31, 2009. RAIT’s recourse debt decreased from $398.5 million at December 31, 2009 to
$372.0 million at March 31, 2010.

-
Gains on Extinguishment of Debt. RAIT generated $19.8 million in gains on extinguishment of debt through previously announced private exchanges pertaining to the extinguishment of $54.5 million of RAIT’s outstanding
6.875% Convertible Senior Notes and the repurchase of $3.0 million of its
CDO notes payable.

-
Sale of Collateral Management Rights. On April 22, 2010, RAIT sold or delegated its collateral management rights and responsibilities relating to eight Taberna securitizations to an affiliate of certain funds managed by an affiliate of Fortress Investment Group LLC for $16.5 million.
These securitizations were not consolidated by RAIT and were comprised of
Taberna Preferred Funding II, Ltd. through Taberna Preferred Funding VII,
Ltd., Taberna Europe CDO I, P.L.C., and Taberna Europe CDO II, P.L.C.

-
Non-Accrual Loans. The unpaid principal balance of RAIT’s non-accrual commercial mortgages, mezzanine loans, other loans and preferred equity interests decreased to $133.0 million at March 31, 2010 as compared to
$171.4 million at December 31, 2009.

-
Provision for Losses. Provision for losses on RAIT’s commercial mortgages, mezzanine loans, other loans and preferred equity interests decreased to $17.3 million for the quarter ended March 31, 2010 as compared to $22.5 million for the quarter ended December 31, 2009.

-
Investments in Real Estate. As of March 31, 2010, RAIT had investments in real estate of $796.0 million as compared to $738.2 million at
December 31, 2009. During the first quarter of 2010, RAIT took title to six properties, subject to existing financing, that served as collateral for its loans.

-
Assets Under Management. RAIT had $10.0 billion of assets under management at March 31, 2010 and $10.1 billion of assets under management at December 31, 2009. On April 22, 2010, as a result of the transaction described above under “Sale of Collateral Management Rights,” RAIT’s assets under management were reduced to $4.1 billion after RAIT sold or delegated the collateral management rights pertaining to $5.9 billion of assets held by eight Taberna securitizations.

-
REIT Taxable Income. RAIT announced estimated REIT taxable loss, a non-GAAP financial measure, of $2.8 million for the three months ended
March 31, 2010 as compared to an estimated REIT taxable loss of $31.6 million for the three months ended March 31, 2009. A reconciliation of
RAIT’s reported net income (loss) to its estimated REIT taxable income, including management’s rationale for the usefulness of this non-GAAP financial measure, is included as Schedule I to this release.

-
Preferred Dividends. On April 22, 2010, RAIT’s Board of Trustees
declared a second quarter 2010 cash dividend of $0.484375 per share on
RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375
per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred
Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative
Redeemable Preferred Shares to be paid on June 30, 2010 to holders of record on June 1, 2010.

Liquidity

As of March 31, 2010, RAIT had $18.5 million of cash and cash equivalents and $39.5 million of unused capacity in RAIT’s two CRE securitizations to invest in commercial real estate assets. At March 31, 2010, RAIT had carrying amounts of $372.0 million of recourse indebtedness (comprised of $191.6 million of convertible senior notes and $180.4 million of other recourse indebtedness) and $1.6 billion of non-recourse indebtedness as compared to $398.5 million of recourse indebtedness (comprised of $245.9 million of convertible senior notes and $152.6 million of other recourse indebtedness) and $1.7 billion of non-recourse indebtedness at December 31, 2009. RAIT has $10.9 million of recourse indebtedness due within the next twelve months.

Key Statistics

As of or For the Three-Month Periods Ended

	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
		(Dollars in thousands, except per share information)
Financial Statistics:
Recourse debt maturing in	$10,905	$24,390	$49,494	$49,494	$54,161
one year
Assets under management (1)	$9,965,416	$10,106,830	$10,374,491	$13,878,962	$13,922,257
Debt to equity ratio	2.8x	3.0x	3.3x	7.4x	6.0x
Total revenue	$45,114	$43,528	$44,824	$61,836	$61,873
Earnings (loss) per share	$0.41	$0.24	$(0.38)	$(4.43)	$(2.22)
— diluted
Commercial Real Estate (“CRE”) Loan Portfolio:
Reported CRE loans—	$1,417,393	$1,473,700	$1,582,065	$1,653,837	$1,859,143
unpaid principal
Non-accrual loans —	$132,978	$171,372	$246,029	$171,809	$177,233
unpaid principal
Non-accrual loans as a %	9.4%	11.6%	15.6%	10.4%	9.5%
of reported loans
Reserve for losses	$76,823	$86,609	$85,620	$108,842	$126,229
Reserves as a % of	57.8%	50.5%	34.8%	63.4%	71.2%
non-accrual loans
Provision for losses	$17,350	$22,500	$18,467	$27,548	$61,565
CRE Property Portfolio:
Reported investments in	$795,952	$738,235	$645,484	$604,619	$501,459
real estate
Number of properties owned	46	39	34	30	24
Multifamily units owned	7,893	6,967	6,367	5,550	4,249
Office square feet owned	1,550,401	1,350,177	1,035,435	1,035,435	1,035,435
Retail square feet owned	1,069,652	1,069,463	1,095,452	639,791	639,791

(1)	On April 22, 2010 as a result of the transaction described above under “Sale of Collateral Management Rights,” RAIT’s assets under management were reduced to $4.1 billion after RAIT sold or delegated the collateral management rights pertaining to $5.9 billion of assets held by eight Taberna securitizations.

Conference Call

All interested parties can listen to the live conference call webcast at 10:00 AM EDT on Thursday, April 29, 2010 from the home page of the RAIT Financial Trust website at www.raitft.com or by dialing 1.866.783.2142, access code 66707510. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Thursday, May 6, 2010 by dialing 888.286.8010, access code 93479995.

About RAIT Financial Trust

RAIT Financial Trust manages a portfolio of real estate related assets, provides a comprehensive set of debt financing options to the real estate industry and invests in real estate-related assets. RAIT’s management uses its experience, knowledge and relationship network to seek to generate and manage real estate related investment opportunities for RAIT and for outside investors. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements in this press release regarding RAIT’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, include those discussed in RAIT’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009.

These risks and uncertainties also include the following factors: global recessionary economic conditions and adverse developments in the credit markets have had, and RAIT expects will continue to have, an adverse effect on its investments and operating results, including causing significant reduction in the availability of financing to RAIT and for refinancing to its borrowers, increases in payment defaults and other credit risks in RAIT’s investments, decreases in the fair value of RAIT’s assets and decreases in the cash flow RAIT receives from its investments; RAIT cannot predict the effect on it that government policies and plans adopted in response to global recessionary economic conditions and adverse developments in the credit markets will have; RAIT’s ability to generate operating cash flow and to access capital has been, and may continue to be, adversely affected by the global recessionary economic conditions and adverse developments in the capital markets; RAIT operates in a highly competitive market which may harm its business, financial condition, liquidity and results of operations; loss of RAIT’s management team or the ability to attract and retain key employees could harm RAIT’s business; quarterly results may fluctuate and may not be indicative of future quarterly performance; payment defaults and other credit risks in RAIT’s investment portfolio have arisen, and may continue to increase, which has caused, and may continue to cause, adverse effects on RAIT’s cash flow, net income and ability to make distributions; if RAIT is unable to improve the performance of commercial real estate properties it takes control of in connection with restructurings, workouts and foreclosures of investments, RAIT’s financial performance may be adversely affected; RAIT may not realize gains or income from investments and has realized, and may continue to realize, losses from some of RAIT’s investments; RAIT’s investment portfolio may have material geographic, sector, property-type and sponsor concentrations; RAIT’s subordinated real estate investments such as mezzanine loans and preferred equity interests in entities owning real estate involve increased risk of loss; acquisitions of loans may involve increased risk of loss; financing with high loan-to-value ratios may involve increased risk of loss; due to current economic conditions, the increased leasing activity in RAIT’s commercial real estate portfolio may not continue; lease expirations, lease defaults and lease terminations may adversely affect RAIT’s revenue; RAIT may need to make significant capital improvements to RAIT’s properties in order to remain competitive; uninsured and underinsured losses may affect the value of, or RAIT’s return from, its real estate interests; real estate with environmental problems may create liability for RAIT; RAIT’s investments in unsecured REIT note receivables are subject to the risks of investing in subordinated real estate-related securities, which may result in losses to RAIT; and the commercial mortgage loans in which RAIT invests and the commercial mortgage loans underlying the CMBS in which RAIT invests are subject to delinquency, foreclosure and loss, which could result in losses to RAIT that may result in reduced earnings or losses and negatively affect its ability to pay distributions to its shareholders.

RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month
	Periods Ended
	March 31
	2010	2009
Revenue:
Investment interest income	$41,330	$151,093
Investment interest expense	(23,555)	(103,020)
Net interest margin	17,775	48,073
Rental income	18,500	10,980
Fee and other income	8,839	2,820

Total revenue	45,114	61,873
Expenses:
Real estate operating expense	14,113	9,744
Compensation expense	8,052	5,638
General and administrative expense	4,890	4,257
Provision for losses	17,350	119,504
Depreciation Expense	6,448	4,041
Amortization of intangible assets	355	315

Total expenses	51,208	143,499
Loss before other income (expense), taxes and discontinued operations	(6,094)	(81,626)
Interest and other income (expense)	91	(90)
Gains (losses) on sale of assets	3,924	—
Gains on extinguishment of debt	19,810	35,207
Change in fair value of financial instruments	16,437	(99,805)
Unrealized losses on interest rate hedges	(13)	(242)
Equity in income (loss) of equity method investments	4	(7)
Income (loss) before taxes and discontinued operations	34,159	(146,563)
Income tax benefit (provision)	(47)	36

Income (loss) from continuing operations	34,112	(146,527)
Income (loss) from discontinued operations	341	(1,887)

Net income (loss)	34,453	(148,414)
(Income) loss allocated to preferred shares	(3,406)	(3,406)
(Income) loss allocated to noncontrolling interests	235	7,588

Net income (loss) allocable to common shares	$31,282	$(144,232)

Earnings (loss) per share—Basic:
Continuing operations	$0.42	$(2.19)
Discontinued operations	—	(0.03)

Total earnings (loss) per share—Basic	$0.42	$(2.22)

Weighted-average shares outstanding—Basic	74,952,313	64,949,070
Earnings (loss) per share—Diluted:
Continuing operations	$0.41	$(2.19)
Discontinued operations	—	(0.03)

Total earnings (loss) per share—Diluted	$0.41	$(2.22)

Weighted-average shares outstanding—Diluted	75,512,999	64,949,070
Distributions declared per common share	$—	$—

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of
	March 31,	As of
	2010	December 31, 2009
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred equity interests	$1,405,112	$1,467,566
Allowance for losses	(76,823)	(86,609)

Total investments in mortgages and loans	1,328,289	1,380,957
Investments in real estate	795,952	738,235
Investments in securities and security-related receivables, at fair value	649,978	694,897
Cash and cash equivalents	18,540	25,034
Restricted cash	170,629	156,167
Accrued interest receivable	33,146	37,625
Other assets	30,200	28,105
Deferred financing costs, net of accumulated amortization of $7,981 and $7,290, respectively	21,770	23,778
Intangible assets, net of accumulated amortization of $4,426 and $82,929, respectively	9.823	10,178
Total assets	$3,058,327	$3,094,976

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$371,968	$398,483
Non-recourse indebtedness	1,624,632	1,678,640

Total indebtedness	1,996,600	2,077,123
Accrued interest payable	20,640	17,432
Accounts payable and accrued expenses	17,464	21,889
Derivative liabilities	196,161	186,986
Deferred taxes, borrowers’ escrows and other liabilities	24,821	21,625
Total liabilities	2,255,686	2,325,055
Equity:
Shareholders’ equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized; 7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,600,000 shares issued and outstanding	16	16
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 78,114,890 and 74,420,598 issued and outstanding, including 14,159 unvested restricted share awards at December 31, 2009	781	744
Additional paid in capital	1,639,736	1,630,428
Accumulated other comprehensive income (loss)	(126,599)	(118,973)
Retained earnings (deficit)	(713,980)	(745,262)

Total shareholders’ equity	800,005	767,004
Noncontrolling interests	2,636	2,917
Total equity	802,641	769,921
Total liabilities and equity	$3,058,327	$3,094,976

Schedule I
RAIT Financial Trust
Reconciliation of Net Income (Loss) and Total Taxable Income (Loss) and
Estimated REIT Taxable Income (Loss) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month
	Periods Ended March 31

	2010	2009

Net income (loss), as reported	$34,453	$(148,414)
Add (deduct):
Provision for losses	17,350	119,504
Charge-offs on allowance for losses	(27,136)	(65,425)
Domestic TRS book-to-total taxable income differences:
Income tax provision (benefit)	47	(36)
Stock compensation, forfeitures and other temporary tax differences	98	(1,357)
Change in fair value of financial instruments, net of noncontrolling interests (2)	(16,437)	86,347
Amortization of intangible assets	355	315
CDO investments aggregate book-to-taxable income differences (3)	(13,872)	(19,119)
Accretion of (premiums) discounts	—	(105)
Other book to tax differences	1,773	1,133

Total taxable income (loss)	(3,369)	(27,157)
Less: Taxable income attributable to domestic TRS entities	(1,067)	(987)
Plus: Dividends paid by domestic TRS entities	5,000	—
Less: Deductible preferred share dividends	(3,406)	(3,406)

Estimated REIT taxable income (loss)(4)	$(2,842)	$(31,550)

(1)	Total taxable income (loss) and REIT taxable income (loss) are non-GAAP financial measurements, and do not purport to be an alternative to reported net income determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. RAIT’s total taxable income (loss) represents the aggregate amount of taxable income (loss) generated by RAIT and by RAIT’s domestic and foreign Taxable REIT Subsidiaries (“TRSs”). REIT taxable income (loss) is calculated under U.S. federal tax laws in a manner that, in certain respects, differs from the calculation of net income pursuant to GAAP. REIT taxable income (loss) excludes the undistributed taxable income of RAIT’s domestic TRSs, which is not included in REIT taxable income (loss) until distributed to RAIT. Subject to TRS value limitations, there is no requirement that RAIT’s domestic TRSs distribute their earnings to RAIT. REIT taxable income (loss), however, generally includes the taxable income of RAIT’s foreign TRSs because RAIT will generally be required to recognize and report RAIT’s taxable income on a current basis. Since RAIT is structured as a REIT and the Internal Revenue Code requires that RAIT distribute substantially all of RAIT’s net taxable income in the form of distributions to RAIT’s shareholders, RAIT believes that presenting the information management uses to calculate RAIT’s REIT taxable income (loss) is useful to investors in understanding the amount of the minimum distributions that RAIT must make to its shareholders so as to comply with the rules set forth in the Internal Revenue Code. Because not all companies use identical calculations, this presentation of total taxable income (loss) and REIT taxable income (loss) may not be comparable to other similarly titled measures as determined and reported by other companies.

(2)	Change in fair value of financial instruments is reported net of allocation to noncontrolling interests of $(13,458) for the three-month period ended March 31, 2009.

(3)	Amounts reflect the aggregate book-to-taxable income differences and are primarily comprised of (a) unrealized gains on interest rate hedges within CDO entities that Taberna consolidated, (b) amortization of original issue discounts and debt issuance costs and (c) differences in tax year-ends between Taberna and its CDO investments.

(4)	Including the REIT taxable loss for the three-months ended March 31, 2010, RAIT has a $21.8 million operating loss carry forward as of March 31, 2010 that will be used to offset its REIT taxable income in the future.